EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-94914 on Form S-8, Registration No. 333-30237 on Form S-8 and Registration No. 333-22535 on Form S-3 of Hirsch International Corp. and Subsidiaries of our report dated March 31, 2006, except for Note 16 which is April 26, 2006, appearing in this Annual Report on Form 10-K of Hirsch International Corp. and Subsidiaries for the year ended January 28, 2006.


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BDO Seidman, LLP
Melville, New York
April 27, 2006